                                 Exhibit 23(a)
                         Independent Auditors' Consent

                        Albertjohn DePalantino & Co.
                      350 South Main Street, Suite 117
                            Doylestown, PA 18901

We consent to the incorporation by reference in Registration Statement No 33-64451 on Form S-8 of OXIS International, Inc and Registration Statement Nos. 33-61087, 333-5921 and 333-18041 on Form S-3 of OXIS International, Inc of our report dated January 31, 1998, on the financial statements of Innovative Medical Systems Corp appearing in the Form 8-K/A Current Report of OXIS International Inc, dated March 12, 1998.



/s/ DePalantino & Company
-------------------------
DePalantino & Company

March 12, 1998



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